UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2018

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01 Other Events.
In March 2016, the Public Counsel Section of the Washington Attorney General’s Office (Public Counsel) filed a Petition for Judicial Review of the Washington Utilities and Transportation Commission's (WUTC) January 2016 order (Order 05) that concluded Avista Corporation’s (Avista Corp. or the Company) electric and natural gas general rate cases that were originally filed with the WUTC in February 2015. Order 05 approved new electric and natural gas rates that became effective on January 11, 2016. The new rates were designed to provide an $8.1 million decrease in electric base revenue and a $10.8 million increase in natural gas base revenue.
Public Counsel requested that the Washington State Court of Appeals (Court) (1) vacate or set aside portions of the WUTC’s orders; (2) identify errors contained in the WUTC’s orders; (3) find that the rates approved in Order 05 and reaffirmed in a subsequent order were unlawful and not fair, just and reasonable; (4) remand the matter to the WUTC for further proceedings consistent with these rulings, including a determination of our revenue requirement for electric and natural gas services; and (5) find the customers are entitled to a refund.
On August 7, 2018, the Court issued a "Published Opinion" (Opinion) which concluded that the WUTC's use of an attrition allowance to calculate Avista Corp.'s rate base violated Washington law. In the Opinion, the Court stated that because the projected additions to rate base in the future were not "used and useful" for service at the time the request for the rate increase was made, they may not lawfully be included in the Company's rate base to justify a rate increase. Accordingly, the WUTC erred in including an attrition allowance in the calculation of Avista Corp.’s electric and natural gas rate base. The Court noted, however, that the law does not prohibit an attrition allowance in the calculation, for rate-making purposes, of recoverable operating and maintenance expense. Since the WUTC order provided one lump sum attrition allowance without distinguishing what portion was for rate base and which was for operating and maintenance expenses or other considerations, the Court struck all portions of the attrition allowance attributable to the Company's rate base and reversed and remanded the case for the WUTC to recalculate Avista Corp.’s rates without including an attrition allowance in the calculation of rate base.
The Company cannot predict the outcome of this matter at this time, but given the Opinion issued by the Court, the Company will participate in any regulatory process that is yet to be established by the WUTC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	August 10, 2018	/s/ Mark T. Thies
Mark T. Thies
Senior Vice President,
Chief Financial Officer, and Treasurer